Exhibit 10.3

PROMISSORY NOTE

$3,960,000.00	October 31, 2012

1.                                       Promise To Pay.

FOR VALUE RECEIVED, CPPT DARIEN LLC, a Delaware limited liability company, having an address at c/o Clarion Partners Property Trust Inc., 230 Park Avenue, New York, New York 10169 ( “Borrower”), promises to pay to the order of SOVEREIGN BANK, N.A., having an address at 75 State Street, Boston, Massachusetts 02109 (“Lender”), the principal sum of THREE MILLION NINE HUNDRED SIXTY THOUSAND and 00/100 Dollars ($3,960,000.00), or so much thereof as may be advanced, with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, on each advance from the date of its disbursement until such principal sum shall be fully paid.  Interest and principal shall be payable in installments as set forth in the Loan Agreement (as defined below).  The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on the Maturity Date (as defined in that certain Loan Agreement dated as of even date herewith by and between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or modified from time to time, the “Loan Agreement”)).

2.                                       Loan Agreement.

This Note is issued pursuant to, and the principal amount from time to time outstanding hereunder shall be advanced pursuant to the Loan Agreement. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

3.                                       Acceleration; Event of Default.

At the option of the holder of this Note, subject to the terms, conditions and provisions of the Loan Agreement, this Note and the indebtedness evidenced hereby shall become immediately due and payable upon demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence and during the continuance at any time of an Event of Default. Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, the payee and any subsequent assignee or holder of this Note shall not have the right to seek payment of the indebtedness evidenced hereby, or to enforce any one or more of the rights and remedies set forth in the Loan Agreement or the Security Documents or any other Loan Document, except by action taken by Lender all in accordance with the terms, provisions and conditions of the Loan Agreement and the Loan Documents.

4.                                       Certain Waivers, Consents and Agreements.

Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) except as otherwise expressly provided for herein or in any of the other Loan Documents, waives presentment, demand and protest, except as required by applicable law; and (b) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Loan Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby.

5.                                       Delay Not A Bar.

No delay or omission on the part of the holder of this Note or Lender in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Loan Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder or Lender, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

6.                                       Partial Invalidity.

The invalidity or unenforceability of any provision hereof, of the Loan Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

7.                                       Compliance With Usury Laws.

All agreements between Borrower, Guarantor and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest or, if the Loan has been paid in full, shall be promptly refunded to Borrower.  This provision shall control every other provision of all agreements among Borrower, Guarantor and Lender.

8.                                       Use of Proceeds.

All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by the Loan Agreement.

9.                                       Security.

This Note is secured by the Mortgage and the Assignment of Leases and Rents, both of which are to be recorded in the Darien Land Records, and both of which relate to the Property located in Darien, Connecticut, which is more particularly described in the Mortgage, and is further secured by other collateral set forth in certain of the other Loan Documents.

10.                                 Notices.

Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.

11.                                 Governing Law and Consent to Jurisdiction.

a.                                       Substantial Relationship.  It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

b.                                      Place of Delivery.  Borrower agrees to furnish to Lender at Lender’s office in Boston, Massachusetts, all further instruments, certifications and documents to be furnished hereunder.

c.                                       Governing Law.  This Note and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

d.                                      Consent to Jurisdiction.  Borrower hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.

12.                                 Waiver of Jury Trial.

WITHOUT LIMITING THE PROVISIONS OF SECTION 15.7.5 OF THE LOAN AGREEMENT, BORROWER, LENDER AND EACH HOLDER OF THIS NOTE MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER AND EACH HOLDER OF THIS NOTE TO ACCEPT THIS NOTE AND MAKE THE LOAN.

13.                                 No Oral Change.

This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against whom enforcement is sought.  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

14.                                 Rights of the Holder.

This Note and the rights and remedies provided for herein may be enforced only by Lender on behalf of the holder of this Note, and in all events pursuant to the terms, provisions and conditions of the Loan Agreement.  Wherever the context permits each reference to the term “holder” herein shall mean and refer to Lender or the then holder or holders of this Note.

15.                                 Exculpation.

Notwithstanding anything to the contrary contained in this Note and except as expressly provided by Guarantor in the Guaranty and Environmental Indemnity, no direct or indirect shareholder, partner, member, principal, affiliate, employee, officer, trustee, director, agent or other representative of Indemnitor and/or of any of its Affiliates (each, a “Related Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of Borrower under this Note, and by acceptance hereof, Lender, for itself and its successors and assigns, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Related Party under or by reason of or in connection with this Note.

16.                                 Right to Pledge.

Lender may at any time pledge all or any portion of its rights hereunder and under the Loan Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

[SEE ATTACHED SIGNATURE PAGE]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date set forth above as a sealed instrument and delivered at Boston, Massachusetts.

BORROWER:

CPPT DARIEN LLC,
a Delaware limited liability company

By:	CPT Real Estate LP, a Delaware limited partnership, its sole Member

	By:	Clarion Partners Property Trust Inc., a Maryland corporation, its General Partner

		By:	/s/ Edward L. Carey
		Name	Edward L. Carey
		Title:	Chief Executive Officer